     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 13, 1998.


                                                      REGISTRATION NO. 333-47973
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ---------------------
                         POST-EFFECTIVE AMENDMENT NO. 2
                                       TO
                                    FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ---------------------

                            THE CERPLEX GROUP, INC.

             (Exact name of Registrant as specified in its charter)
                             ---------------------

                            DELAWARE                                                          75-1539534
 (State or other jurisdiction of incorporation or organization)                 (I.R.S. employer identification number)

                             ---------------------
                         9477 WAPLES STREET, SUITE 150
                          SAN DIEGO, CALIFORNIA 92121
                                 (619) 552-1213
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)
                             ---------------------
                               GEORGE L. MCTAVISH
                      CHAIRMAN AND CHIEF EXECUTIVE OFFICER

                                1382 BELL AVENUE


                            TUSTIN, CALIFORNIA 92780


                                 (714) 258-5301

 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                             ---------------------
                                   Copies to:

                               KENNETH G. HAWARI
                             HUGHES & LUCE, L.L.P.
                          1717 MAIN STREET, SUITE 2800
                              DALLAS, TEXAS 75201
                                 (214) 939-5500
                             ---------------------
    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.
                             ---------------------
    If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

=================================================================================================================================
          TITLE OF EACH CLASS OF                                   PROPOSED MAXIMUM      PROPOSED MAXIMUM         AMOUNT OF
             SECURITIES TO BE                  AMOUNT TO BE         OFFERING PRICE          AGGREGATE          REGISTRATION FEE
                REGISTERED                      REGISTERED             PER UNIT           OFFERING PRICE             (1)
---------------------------------------------------------------------------------------------------------------------------------
10% Series B Senior Subordinated Notes Due
  December 31, 2004.......................      $2,747,890               N/A                   N/A                   N/A
---------------------------------------------------------------------------------------------------------------------------------
Senior Cumulative Convertible Preferred
  Stock, $.01 par value...................        32,976                 N/A                   N/A                   N/A
---------------------------------------------------------------------------------------------------------------------------------
Units of Senior Subordinated Notes and
  Senior Cumulative Convertible Preferred
  Stock...................................        32,976               $183.33              $6,045,490            $1,785(2)
---------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.03 par value..............      13,190,400               N/A                   N/A                   N/A
=================================================================================================================================

(1) Calculated pursuant to Rule 457 of the Securities Act of 1933, as amended.

(2) $1,785 of the Registration Fee was previously paid by the Registrant in connection with the filing of the Form S-3 on March 13, 1998.

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT BECOMES EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.
================================================================================

                SUPPLEMENT TO PROSPECTUS DATED MARCH 27, 1998 OF
      THE CERPLEX GROUP, INC. (FORMERLY KNOWN AS AURORA ELECTRONICS, INC.)

                            THE CERPLEX GROUP, INC.
                  (FORMERLY KNOWN AS AURORA ELECTRONICS, INC.)

                               RIGHTS TO PURCHASE
                                  32,976 UNITS
                               EACH CONSISTING OF
 $83.33 PRINCIPAL AMOUNT OF 10% SERIES B SENIOR SUBORDINATED NOTES DUE DECEMBER
                                  31, 2004 AND
 ONE SHARE OF 7% SENIOR CUMULATIVE CONVERTIBLE PREFERRED STOCK, PAR VALUE $.01
                                   PER SHARE
                     SUBSCRIPTION PRICE OF $183.33 PER UNIT


     The Effective Time of the Merger was 10:00 a.m., Pacific time, on April 30, 1998 and, accordingly, the Rights Offering also expired at such time. Prior to the Effective Time, Aurora made certain amendments to the terms of the Aurora Senior Subordinated Notes and the New Aurora Preferred Stock comprising each Unit. As a result of such changes, Aurora is offering to the Public Stockholders who subscribed for Units in the Rights Offering the opportunity to rescind their subscriptions. Public Stockholders wishing to rescind their subscriptions must do so in the manner described below.


     The changes to the terms of the Aurora Senior Subordinated Notes were made to satisfy the requirements of Greyrock Business Credit, a division of NationsCredit Commercial Corporation ("Greyrock"), the senior lender providing the New Senior Loan, and the Trustee. The New Senior Loan provided by Greyrock was required under the Merger Agreement and was a condition to the consummation of the Merger and, as a consequence, the Rights Offering. The changes to the terms of the New Aurora Preferred Stock were made in response to comments Aurora received from the California Department of Corporations in connection with the qualification of the Units for sale in the State of California.

     The following is a summary of the changes to the terms of the Aurora Senior Subordinated Notes and the New Aurora Preferred Stock and is qualified in its entirety by reference to the form of Indenture and the form of Aurora Senior Subordinated Note attached thereto and the Certificate of Designations, amended copies of which have been filed with the Registration Statement of which this Prospectus Supplement is a part:

     (a) The subordination provisions of the Indenture and the Aurora Senior Subordinated Notes have been amended:

          (i) to add to the term "Senior Indebtedness" any loans made to the Company as a debtor in possession in any bankruptcy proceeding by any persons who were the holders of any Senior Indebtedness on the date such bankruptcy proceeding was commenced;

          (ii) to redefine the term "Credit Agreement" to refer to the Loan and Security Agreement, dated as of April 30, 1998, among Aurora and certain of its affiliates as borrowers and Greyrock;

          (iii) to provide that notwithstanding any default or event of default with respect to the subordinated debt evidenced by the Aurora Senior Subordinated Notes, the holders of said Notes will take no action to accelerate or enforce said Notes or any rights or remedies relating thereto against Aurora until the expiration of six months after written notice of default is given by such holders to Greyrock;

          (iv) to expressly provide that obligations of the holders of the Aurora Senior Subordinated Notes under the subordination provisions of the Indenture shall continue to be effective, or be reinstated, as the case may be, if at any time any payment in respect of any Senior Indebtedness, or any other payment to any holder of any Senior Indebtedness in its capacity as such, is rescinded or must otherwise be restored or returned by the holder of such Senior Indebtedness upon the occurrence of any insolvency, bankruptcy, liquidation, reorganization or other similar proceedings, or any receivership proceedings in connection therewith, relative to Aurora or its creditors or its property or upon or as a result of the appoint of a receiver, intervenor or conservator of, or trustee or similar officer for, Aurora or any substantial part of its property or otherwise, all as though such payment had not been made;

          (v) to provide that Aurora shall not at any time offer (and the holder hereof shall not at any time accept) (A) any pledge of collateral or (B) any guaranty by any parent or subsidiary of Aurora, in each case with respect to the obligations of Aurora under the Aurora Senior Subordinated Notes.

     (b) The prepayment provisions of the Indenture and the Aurora Senior Subordinated Notes have been amended:

          (i) to provide that any notice of an optional or mandatory redemption of Aurora Senior Subordinated Notes (other than a redemption in connection with a holder's failure to consent to a waiver of any covenant, condition, default or Event of Default under the Indenture requested by Aurora) shall be delivered, (A) if from Aurora to the Trustee, not less than 45 days (as opposed to 30 days), and (B) if from the Trustee to the holders of Aurora Senior Subordinated Notes, not less than 30 days (as opposed to 20 days), prior to the scheduled redemption date;


          (ii) to provide that the date of a redemption shall (A) if required in connection with the existence of Excess Cash Flow in any fiscal year, be 150 days (as opposed to 105 days), and (B) if required in connection with the consummation of any Sale or Issuance Transaction, be 50 days (as opposed to 5 days), after the end of such fiscal year; and


          (iii) to provide that if a mandatory redemption of the Aurora Senior Subordinated Notes shall be required, Aurora will deposit with the Trustee (at the same time Aurora provides notice of such redemption), an amount in immediately available funds sufficient to pay all outstanding principal and accrued interest through the scheduled redemption date on such Notes to be redeemed. Until disbursed by the Trustee, such funds shall be invested, for the account of Aurora, by the Trustee in certain permitted investments described in the Indenture.

     (c) The consent rights of the holders of New Aurora Preferred Stock have been amended so that upon the consummation of a registered public offering of Aurora Common Stock (other than on Form S-4 or S-8) for cash for the account of Aurora, such consent rights will automatically terminate with respect to Aurora's ability to (i) effect, validate or permit a Change of Control and (ii) effect or validate the amendment, alteration or repeal of any provision of the Aurora Charter or Aurora Bylaws.


     Subscriptions may be rescinded by completing and signing a Notice of Rescission substantially in the form provided with this Prospectus Supplement and forwarding such Notice of Rescission to the Subscription Agent. Public Stockholders whose shares are held in the name of a bank or broker must contact their bank or broker if they wish to rescind their subscriptions. Notices of Rescission must be received by the Subscription Agent on or prior to May 29, 1998 (the "Rescission Expiration Date"). Any Notice of Rescission received by the Subscription Agent after the Rescission Expiration Date will not be accepted.


     Certificates representing the securities comprising the Units purchased (and not rescinded), will be delivered to the purchasers thereof as soon as practicable after the Rescission Expiration Date. It is expected that such certificates will be available for delivery five business days following the Rescission Expiration Date.

     Any questions or requests for assistance concerning the recission of a subscription for Units should be directed to the Subscription Agent, American Stock Transfer & Trust Company, at the following telephone number: (800) 937-5449.

                            THE CERPLEX GROUP, INC.
                  (FORMERLY KNOWN AS AURORA ELECTRONICS, INC.)

           RIGHTS OFFERING FOR 10% SERIES B SENIOR SUBORDINATED NOTES
            DUE DECEMBER 31, 2004 AND SHARES OF 7% SENIOR CUMULATIVE
           CONVERTIBLE PREFERRED STOCK, PAR VALUE $0.01 PER SHARE, OF

                              NOTICE OF RECISSION

To: American Stock Transfer & Trust Company, as Subscription Agent


     Subject to the terms and conditions set forth in the related Prospectus dated March 27, 1998, as supplemented by a Prospectus Supplement dated May 13, 1998, the undersigned hereby rescinds his, her or its prior exercise of rights to purchase units ("Units"), each consisting of (i) $83.33 principal amount of 10% Series B Senior Subordinated Notes Due December 31, 2004 and (ii) one share of 7% Senior Cumulative Convertible Preferred Stock, par value $0.01 per share, of The Cerplex Group, Inc. (formerly known as Aurora Electronics, Inc.), as follows:


-     Please rescind my purchase of the
      following number of Units purchased
      by exercise of the Basic
      Subscription Privilege:
                                            --------------- Units
-     Please rescind my purchase of the
      following number of Units purchased
      by exercise of the Additional
      Subscription Privilege:
                                            --------------- Units


(NOTE: IN NO EVENT MAY THE NUMBER OF UNITS PURCHASED PURSUANT TO THE ADDITIONAL
                                  SUBSCRIPTION
      PRIVILEGE EXCEED THE NUMBER OF UNITS PURCHASED PURSUANT TO THE BASIC
                            SUBSCRIPTION PRIVILEGE.

DATE AND SIGN HERE:
                                            ===================
                                               Signature(s)
                                              Please type or
                                            print name(s) below
                                            -------------------
Date: ------------ , 1998                   -------------------


Please return to:     American Stock Transfer & Trust Company


                 40 Wall Street -- 46th Floor


                 New York, New York 10005


                 Facsimile: (718) 234-5001

                                    PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS


ITEM 16. EXHIBITS



     The Exhibits to this Registration Statement are listed on the Index to Exhibits of this Registration Statement, which Index is incorporated herein by reference.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the registrant has duly caused this Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on May 12, 1998.



                                            THE CERPLEX GROUP, INC.


                                            By:   /s/ GEORGE L. MCTAVISH
                                              ----------------------------------
                                                     George L. McTavish,
                                                 Chairman and Chief Executive
                                                            Officer


                                            By:     /s/ STEVEN L. KORBY

                                              ----------------------------------

                                                       Steven L. Korby,


                                              Executive Vice President and Chief
                                                       Financial Officer



     Pursuant to the requirements of the Securities Act, this Amendment has been signed by the following persons in the capacities and on the dates indicated:



                      SIGNATURE                                      TITLE                   DATE
                      ---------                                      -----                   ----

               /s/ GEORGE L. MCTAVISH                    Chairman of the Board            May 12, 1998
-----------------------------------------------------
                 George L. McTavish

                 /s/ ROBERT A. FINZI                     Director                         May 12, 1998
-----------------------------------------------------
                   Robert A. Finzi

                /s/ WILLIAM A. KLEIN                     Director                         May 12, 1998
-----------------------------------------------------
                  William A. Klein

                          *                              Director                         May 12, 1998
-----------------------------------------------------
                 Thomas E. McInerney

                          *                              Director                         May 12, 1998
-----------------------------------------------------
                  Richard H. Stowe

* /s/ George L. McTavish, attorney-in-fact.

                               INDEX TO EXHIBITS


        EXHIBIT
         NUMBER                              EXHIBIT DESCRIPTION
        -------                              -------------------

        +4.1             The Restated Certificate of Incorporation of the Registrant,
                         as amended to March 27, 1998 (incorporated by reference from
                         Exhibit 3.1 to the Registrant's Transition Report on Form
                         10-K for the transition period from December 31, 1991 to
                         September 30, 1992).

         4.1.1.          The Certificate of Amendment of the Registrant filed April
                         28, 1998.

         4.1.2.          The Certificate of Amendment of the Registrant filed April
                         30, 1998.

        +4.2             Bylaws of the Registrant, as amended (incorporated by
                         reference from Exhibit 4.2 to the Registrant's Registration
                         Statement on Form S-8 (Registration No. 33-79426)).

         4.2.1           Resolution adopted April 30, 1998 by the Board of Directors, amending the Bylaws of the Registrant.

         4.3             Certificate of Designations, Preferences and Rights of
                         Senior Cumulative Convertible Preferred Stock of the
                         Registrant filed April 29, 1998.

         4.4             Form of Indenture between the Registrant and U.S. Trust
                         Corporation.

         4.5             Form of the Registrant's 10% Series B Senior Subordinated
                         Notes Due December 31, 2004 (included as Exhibit A to the form of Indenture filed as Exhibit 4.4).

        +4.6             Form of Letter to Stockholders of the Registrant.

        +4.7             Form of Subscription Certificate.

        +4.8             Form of Instructions as to Use of Subscription Certificates.

        +4.9             Form of Letter to Brokers.

        +4.10            Form of Letter to Clients.

        +4.11            Form of Notice of Guaranteed Delivery

        +4.12            Form of Nominee Holder Certification

        +4.13            Guidelines to Form W-9.

        +5 Opinion of Hughes & Luce, L.L.P. concerning legality of securities being registered.

       +12               Statement Regarding Computation of Ratio of Earnings to
                         Fixed Charges.

       +23.1             Consent of Hughes & Luce, L.L.P. (included in Exhibit 5)

        23.2             Consent of Arthur Andersen LLP

        23.3             Consent of KPMG Peat Marwick LLP

       +24               Power of Attorney


---------------

+ Filed previously